QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2002

ISIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125 (Commission File No.)	33-0336973 (IRS Employer Identification No.)

2292 Faraday Avenue
Carlsbad, CA 92008
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (760) 931-9200

Item 5. Other Events.

        On April 24, 2002, Isis Pharmaceuticals, Inc. (the "Company") announced that it plans to retire 14% Senior Subordinated Notes. The total amount of this debt, including principal plus interest, is approximately $74 million. The transaction will be contingent upon the successful completion of the Company's convertible debt offering which was announced on April 23, 2002. A copy of the Company's press release dated April 24, 2002, relating to the transaction is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

        99.1            Press Release dated April 24, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Isis Pharmaceuticals, Inc.
Dated: April 24, 2002	By:	/s/ B. LYNNE PARSHALL B. Lynne Parshall Executive Vice President, Chief Financial Officer and Director

INDEX TO EXHIBITS

        99.1                Press Release dated April 24, 2002.

QuickLinks

SIGNATURE
INDEX TO EXHIBITS